Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

Richmond, Virginia

December 7, 2010